Consent of Independent Registered Public Accounting Firm

EZCORP, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the EZCORP, Inc. 401(k) Plan, the Registration Statement (Form S-8 No. 333-108847) pertaining to the 1998 EZCORP, Inc. Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-122116) pertaining to the EZCORP, Inc. 2003 Incentive Plan, the Registration Statement (Form S-8 No. 333-140492) pertaining to the EZCORP, Inc. 2006 Incentive Plan, the Registration Statement (Form S-8 No. 333-166950) pertaining to the EZCORP, Inc. 2010 Incentive Plan, the Registration Statement (Form S-3 No. 333-155394), the Registration Statement (Form S-4 No. 333-170972) and the Registration Statement (Form S-3ASR No. 179379) of our report dated November 20, 2012, Notes 1, 2, 4, 6, 7, 12, 14, 18, 19 and 23, which are as of October 3, 2013 relating to the consolidated financial statements of EZCORP and our report dated November 20, 2012 relating to the effectiveness of EZCORP’s internal control over financial reporting which appear in this Form 8-K for the year ended September 30, 2012.

BDO USA, LLP

Dallas, Texas
October 3, 2013